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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                                 October 8, 2002
                        (Date of earliest event reported)


                             MARTIN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




                 0-26228                                   63-0133054
----------------------------------------     -----------------------------------
          (Commission File No.)              (IRS Employer Identification No.)





        301 East Tennessee Street
           Florence, Alabama                               35630
----------------------------------------        --------------------------------
(Address of principal executive offices)                (Zip Code)



                                 (256) 767-0330
        -----------------------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  EXHIBITS.

         Exhibit 99.1 Letter Agreement with AmSouth Bank dated October 8, 2002.

         Exhibit 99.2 Press Release dated October 9, 2002.


Item 9.  Regulation FD Disclosure.

On October 8, 2002, Martin Industries, Inc. (the "Company") entered into the letter agreement with its primary lender filed herewith as Exhibit 99.1. The letter agreement further amends the current loan agreement with the Company's primary lender by extending the maturity date of the Company's line of credit from October 14 to November 29, 2002, subject to certain conditions being met. The amended loan agreement further provides for an additional credit line of up to $2.1 million. This amount is an increase from the original $750,000 additional credit availability announced on September 25, 2002. Pursuant to the letter agreement, the Company is obligated to stay within the operating budget defined within the letter agreement and to continue to retain an independent management consultant that specializes in assisting businesses who are in under-funded or distressed situations.

The extension to November 29, 2002 is conditioned upon the Company entering into a letter of intent from a potential buyer of the Company and receiving payment from the potential buyer of a nonrefundable deposit of $100,000 by October 28, 2002. If the Company does not enter into such a letter of intent and receive the required deposit, the line will mature effective October 28, 2002 and future funding at that time would be at the discretion of the lender. Additional terms and conditions are contained in the letter agreement filed herewith as Exhibit 99.1.

On October 9, 2002, the Company issued the press release filed herewith as
Exhibit 99.2 concerning the entering into by the Company of the letter agreement with its primary lender.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              MARTIN INDUSTRIES, INC.
                                                   (Registrant)



Date:  October 9, 2002                By        /s/ James W. Truitt
                                         ------------------------------------
                                                  James W. Truitt
                                              Its Vice President and
                                              Chief Financial Officer